As filed with the Securities and Exchange Commission on July 1, 2008
Registration No. 333-120974

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Belo Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-0135890
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

P. O. Box 655237	75265-5237
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

BELO SAVINGS PLAN
(Full Title of the Plan)

RUSSELL F. COLEMAN
Vice President/General Counsel
BELO CORP.
P. O. Box 655237
Dallas, Texas 75265
(Name and Address of Agent for Service)
(214) 977-6606
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
VAN M. JOLAS
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
     Belo Corp., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) in order to deregister certain of the 5,000,000 shares of the Company’s Series A Common Stock and interests under the Belo Savings Plan (the “Plan”) that were originally registered pursuant to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 3, 2004, Registration No. 333-120974 (the “Registration Statement”).
     Effective as of February 8, 2008, the Company terminated the Plan feature that allowed Plan participants to invest in a fund holding shares of Series A Common Stock. Accordingly, as of February 8, 2008, no further investments in Series A Common Stock could be made under the Plan. This Post-Effective Amendment is being filed to deregister all Plan interests and any shares of Series A Common Stock that have not been issued under the Plan as of the date this Post-Effective Amendment is filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Belo Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 2008.

BELO CORP.
By:	/s/ Russell F. Coleman
Russell F. Coleman
Vice President/General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

*	Chairman of the Board	June 30, 2008

Robert W. Decherd

/s/ Dunia A. Shive	President, Chief Executive Officer and Director	June 30, 2008

Dunia A. Shive	(Principal Executive Officer)

*	Director	June 30, 2008

Henry P. Becton, Jr.

*	Director	June 30, 2008

Judith L. Craven, M.D., M.P.H.

*	Director	June 30, 2008

Dealey D. Herndon

	Director	June ___, 2008

James M. Moroney III

*	Director	June 30, 2008

Wayne R. Sanders

*	Director	June 30, 2008

M. Anne Szostak

*	Director	June 30, 2008

Lloyd D. Ward

/s/ Dennis A. Willamson	Executive Vice President/	June 30, 2008

Dennis A. Williamson	Chief Financial Officer (Principal Financial Officer)

/s/ Carey P. Hendrickson	Senior Vice President/	June 30, 2008

Carey P. Hendrickson	Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ Guy H. Kerr

Name:	Guy H. Kerr
Title:	Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 2008.

BELO SAVINGS PLAN
By:	The Belo Benefits Administrative Committee

	By:	/s/ Brenda C. Maddox
Name: Brenda C. Maddox
Title: Committee Member